[LETTERHEAD OF HYDRON TECHNOLOGIES, INC.]

                                            May 20, 1997

Mr. Charles Fox
Charles Fox Associates, Inc.
39-08 Tierney Place
Fairlawn, NJ 07410

Dear Charlie:

      This will confirm our agreement with regard to your television appearances on QVC for the two (2) year period of May 1, 1997 through April 30, 1999. Charles Fox agrees to be available to appear on live television broadcasts at the studios of QVC, as may be requested by Hydron Technologies, Inc. ("HyTech") or QVC, for the purpose of marketing products of HyTech. In consideration thereof, HyTech agrees to pay Charles Fox a royalty fee out of the sales of products based upon patents assigned by Charles Fox to HyTech equal to the sum of $3,000 per month for each month during which you make personal "appearances" at QVC. As you are aware, the term "appearances" is defined in the License Agreement (as amended) with QVC and means live appearances over a one (1) to three (3) consecutive day period, on dates determined by QVC and HyTech, during hours determined by QVC.

      During the term of this letter agreement, Charles Fox agrees to be available to appear for taping or retaping of one (1) or more infomercials for the purpose of marketing products of HyTech. For purposes hereof, such appearance at a taping for an infomercial shall also constitute an appearance for which Charles Fox shall be paid the above royalty fee.

      Charles Fox hereby consents to the use in perpetuity of the name, image, likeness, signature and voice of the undersigned in any and all manner, method and media as Hydron Technologies, Inc. shall in its sole and absolute discretion determine.

      If Charles Fox shall travel outside of the State of New Jersey at the request of HyTech, then HyTech shall reimburse Charles Fox for the reasonable expenses of such traveling.

      If this accurately sets forth our agreement and understanding, kindly indicate your acceptance by signing all three (3) duplicates in the lower left hand corner, retain one for your files and return the other two (2) to me.

                                          Very truly yours,


                                          /s/ Richard Tauman

                                          Richard Tauman,
                                          Executive Vice President

Accepted and Agreed:


/s/ Charles Fox   5/22/97
-------------------------
Charles Fox